EXHIBIT 99.1
On March 31, 2026, Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) completed the sale of the 252-room Hilton Alexandria Old Town located in Alexandria, Virginia (“Hilton Alexandria”) for total consideration of approximately $57.3 million in cash, net of selling expenses. Additionally, the Company paid approximately $32.5 million to the mortgage lender. The mortgage loan was secured by the Hilton Alexandria.
The following unaudited pro forma financial information of the Company, as of and for the year ended December 31, 2025 has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the disposition occurred on the date indicated or what may result in the future. The unaudited pro forma consolidated balance sheet assumes the disposition closed on December 31, 2025. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2025, assumes the disposition closed on January 1, 2025. The unaudited pro forma financial information of the Company reflects the removal of the assets and liabilities of Hilton Alexandria and its results of operations, which contains a non-recurring loss associated with the disposition of the hotel property. The pro forma loss and the related tax effects resulting from the disposition of Hilton Alexandria are preliminary. Therefore, the actual results may differ from the amounts reflected in the pro forma financial statements. There are no other non-recurring items associated with the transaction.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2025
(in thousands, except share and per share amounts)

	Ashford Trust Consolidated Historical (A)	Hilton Alexandria (B)	Adjustments		Ashford Trust Consolidated Pro Forma
ASSETS
Investments in hotel properties, gross ($82,787 attributable to VIEs)	$3,069,016	$60,499	$—		$3,008,517
Accumulated depreciation ($(5,558) attributable to VIEs)	(983,772)	(249)	—		(983,523)
Investments in hotel properties, net ($77,229 attributable to VIEs)	2,085,244	60,250	—		2,024,994
Contract asset	355,138	—	—		355,138
Cash and cash equivalents ($468 attributable to VIEs)	66,145	1,815	57,334	(C) (i)	91,871
			2,755	(C) (i)
			(32,548)	(C) (ii)
Restricted cash ($4,731 attributable to VIEs)	149,580	1,474	—	(C) (ii)	148,106
Accounts receivable ($143 attributable to VIEs), net of allowance of $424	32,752	139	—		32,613
Inventories ($44 attributable to VIEs)	3,598	32	—		3,566
Notes receivable, net	12,187	—	—		12,187
Investments in unconsolidated entities	7,265	—	—		7,265
Deferred costs, net ($80 attributable to VIEs)	1,529	77	—		1,452
Derivative assets	410	—	—		410
Operating lease right-of-use assets	43,582	—	—		43,582
Prepaid expenses and other assets ($40 attributable to VIEs)	32,057	236	—		31,821
Due from third-party hotel managers	25,667	—	—		25,667
Assets held for sale	18,478	—	—		18,478
Total assets	$2,833,632	$64,023	$27,541		$2,797,150
LIABILITIES AND EQUITY/DEFICIT
Liabilities:
Indebtedness, net ($15,961 attributable to VIEs)	$2,526,608	$32,367	$—	(C) (ii)	$2,494,241
Debt associated with hotels in receivership	272,800	—	—		272,800
Finance lease liability	17,536	—	—		17,536
Accounts payable and accrued expenses ($15,534 attributable to VIEs)	123,773	847	—		122,926
Accrued interest payable ($152 attributable to VIEs)	13,993	—	—		13,993
Accrued interest associated with hotels in receivership	82,338	—	—		82,338
Dividends and distributions payable	4,247	—	—		4,247
Due to Ashford Inc., net	40,643	—	—		40,643
Due to related parties, net ($3,438 attributable to VIEs)	1,949	94	—		1,855
Due to third-party hotel managers	882	—	—		882
Operating lease liabilities	44,045	—	—		44,045
Other liabilities ($28,897 attributable to VIEs)	36,768	—	—		36,768
Liabilities related to assets held for sale	41,292	—	—		41,292
Total liabilities	3,206,874	33,308	—		3,173,566
Commitments and contingencies
Redeemable noncontrolling interests in operating partnership	20,516	—	—		20,516
Series J Redeemable Preferred Stock, $0.01 par value, 7,684,201 shares issued and outstanding at December 31, 2025	179,818	—	—		179,818
Series K Redeemable Preferred Stock, $0.01 par value, 731,102 shares issued and outstanding at December 31, 2025	18,215	—	—		18,215
Series L Redeemable Preferred Stock, $0.01 par value, 238,191 shares issued and outstanding at December 31, 2025	5,484	—	—		5,484
Series M Redeemable Preferred Stock, $0.01 par value, 550,888 shares issued and outstanding at December 31, 2025	13,566	—	—		13,566
Equity (deficit):
Preferred stock, $0.01 par value, 55,000,000 shares authorized:
Series D Cumulative Preferred Stock, 1,111,127 shares issued and outstanding at December 31, 2025	11	—	—		11
Series F Cumulative Preferred Stock, 1,037,044 shares issued and outstanding at December 31, 2025	10	—	—		10
Series G Cumulative Preferred Stock, 1,470,948 shares issued and outstanding at December 31, 2025	15	—	—		15
Series H Cumulative Preferred Stock, 1,037,956 shares issued and outstanding at December 31, 2025	10	—	—		10
Series I Cumulative Preferred Stock, 1,034,303 shares issued and outstanding at December 31, 2025	11	—	—		11
Common stock, $0.01 par value, 395,000,000 shares authorized, 6,476,157 shares issued and outstanding at December 31, 2025	65	—	—		65
Additional paid-in capital	2,402,015	30,715	60,327	(C) (i)	2,402,015
			2,755	(C) (i)
			(32,367)	(C) (ii)
Accumulated deficit	(3,028,489)	—	(2,993)	(C) (i)	(3,031,663)
			(181)	(C) (ii)
Total stockholders’ equity (deficit) of the Company	(626,352)	30,715	27,541		(629,526)
Noncontrolling interest in consolidated entities	15,511	—	—		15,511
Total equity (deficit)	(610,841)	30,715	27,541		(614,015)
Total liabilities and equity/deficit	$2,833,632	$64,023	$27,541		$2,797,150
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(A)Represents the historical consolidated balance sheet of Ashford Trust as of December 31, 2025, as reported in its Annual Report on Form 10-K, filed on March 23, 2026.
(B)Represents the removal of the historical balance sheet of Hilton Alexandria as of December 31, 2025.
(C)Represents adjustments for Ashford Trust’s disposition of Hilton Alexandria as of December 31, 2025, which includes: (i) an adjustment for the cash consideration received of approximately $57.3 million, net of selling expenses and cash received for hotel net working capital and (ii) the cash paid to repay the mortgage loan secured by Hilton Alexandria.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2025
(in thousands, except share and per share amounts)

	Ashford Trust Consolidated Historical (A)	Hilton Alexandria (B)	Adjustments		Ashford Trust Consolidated Pro Forma
REVENUE
Rooms	$825,623	$12,358	$—		$813,265
Food and beverage	207,588	3,911	—		203,677
Other hotel revenue	69,643	1,118	—		68,525
Total hotel revenue	1,102,854	17,387	—		1,085,467
Other	1,534	—	—		1,534
Total revenue	1,104,388	17,387	—		1,087,001
EXPENSES
Hotel operating expenses:
Rooms	198,106	2,205	—		195,901
Food and beverage	139,828	2,401	—		137,427
Other expenses	392,070	5,405	—		386,665
Management fees	38,264	515	—		37,749
Total hotel expenses	768,268	10,526	—		757,742
Property taxes, insurance and other	59,793	951	—		58,842
Depreciation and amortization	141,295	2,814	—		138,481
Impairment charges	67,648	31,484	—		36,164
Advisory services fee	49,039	—	—		49,039
Corporate, general and administrative	20,783	—	—		20,783
Total operating expenses	1,106,826	45,775	—		1,061,051
Gain (loss) on consolidation of VIE and disposition of assets and hotel properties	79,799	—	(2,993)	(C) (i)	76,806
Gain (loss) on derecognition of assets	39,054	—	—		39,054
OPERATING INCOME (LOSS)	116,415	(28,388)	(2,993)		141,810
Equity in earnings (loss) of unconsolidated entities	(325)	—	—		(325)
Interest income	4,739	—	—		4,739
Other income (expense)	—	—	—		—
Interest expense and amortization of discounts and loan costs	(256,229)	(5,620)	—		(250,609)
Interest expense associated with hotels in receivership	(39,038)	—	—		(39,038)
Write-off of premiums, loan costs and exit fees	(8,853)	(2)	(181)	(C) (ii)	(9,032)
Gain (loss) on extinguishment of debt	335	—	—		335
Realized and unrealized gain (loss) on derivatives	(5,346)	—	—		(5,346)
INCOME (LOSS) BEFORE INCOME TAXES	(188,302)	(34,010)	(3,174)		(157,466)
Income tax (expense) benefit	143	—	5	(C) (iii)	148
NET INCOME (LOSS)	(188,159)	(34,010)	(3,169)		(157,318)
(Income) loss attributable to noncontrolling interest in consolidated entities	5,058	—	—		5,058
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,262	—	(441)	(C) (iv)	2,821
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(179,839)	(34,010)	(3,610)		(149,439)
Preferred dividends	(28,216)	—	—		(28,216)
Deemed dividends on redeemable preferred stock	(6,949)	—	—		(6,949)
Gain (loss) on extinguishment of preferred stock	—	—	—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(215,004)	$(34,010)	$(3,610)		$(184,604)
INCOME (LOSS) PER SHARE - BASIC:
Net income (loss) attributable to common stockholders	$(35.99)				$(30.90)
Weighted average common shares outstanding—basic	5,974				5,974
INCOME (LOSS) PER SHARE - DILUTED:
Net income (loss) attributable to common stockholders	$(35.99)				$(30.90)
Weighted average common shares outstanding—diluted	5,974				5,974
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(A)Represents the historical consolidated statement of operations of Ashford Trust for the year ended December 31, 2025, as reported in its Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 23, 2026.
(B)Represents the removal of the historical consolidated statement of operations of Hilton Alexandria for the year ended December 31, 2025.
(C)Represents adjustments for the Company’s sale of Hilton Alexandria, which includes: (i) the estimated non-recurring loss on the disposition of Hilton Alexandria for the year ended December 31, 2025; (ii) an adjustment for write off of loan costs; (iii) the estimated tax benefit for the year ended December 31, 2025 associated with the hotel no longer being part of the consolidated group; and (iv) the net (income) loss allocated to redeemable noncontrolling interests in operating partnership related to the disposition of Hilton Alexandria, including the estimated non-recurring loss for the year ended December 31, 2025, based on an ownership percentage of 1.43% for the year ended December 31, 2025. The pro forma loss resulting from the disposition of Hilton Alexandria is preliminary. The actual results may differ from the amounts reflected in the pro forma financial statements.
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